UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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THORATEC CORPORATION
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May 12, 2014

Dear Shareholder:

The 2014 Annual Meeting of Shareholders of Thoratec Corporation (“Thoratec”) will be held on Wednesday, May 21, 2014 at 8:00 a.m., Pacific Daylight Time, at our executive offices located at 6101 Stoneridge Drive, Pleasanton, California 94588. The Supplement to Proxy Statement included with this letter describes minor modifications to two of the proposals to be voted upon at the 2014 Annual Meeting.

Shareholder concerns have been raised with respect to two of the proposals we included in our definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2014 (the “Proxy Statement”). The purpose of this letter is to alert you that our Board of Directors has determined to modify the proposals to resolve these shareholder concerns while maintaining our objectives of being able to provide the appropriate liability protection and indemnification for our officers and directors and continuing to attract and retain qualified individuals to serve as directors and officers.

We are modifying our proposal to amend our Restated Articles of Incorporation to authorize Thoratec to indemnify its directors, officers and employees, including any such persons who, while serving as a director, officer or employee of Thoratec, serve or served as directors, officers or employees of another corporation, partnership, joint venture, trust or other enterprise at the request of Thoratec or Thoratec’s predecessors (collectively, “Covered Directors, Officers and Employees”), to the fullest extent permissible under California law. This modification makes it clear that Thoratec is not authorized to indemnify any of its other “agents.” We believe this modification resolves the concerns raised and is shareholder-friendly, while maintaining our overall objectives related to the proposal.

We are also modifying our proposal to approve the new form of indemnification agreement so that (1) the indemnification agreement may only be used for Covered Directors, Officers and Employees, and not other “agents,” and (2) the indemnification agreement does not automatically incorporate future changes in the laws that could increase the protection to the indemnified party without further shareholder approval. We believe these modifications are shareholder-friendly and maintain our overall objectives related to the proposal, while resolving concerns that the changes as originally proposed would permit automatic expansion of indemnification coverage without the need for further shareholder approval.

The changes described above are the only changes being made to the proposals in the Proxy Statement. Please review the Supplement to Proxy Statement included with this letter for more information regarding the modified proposals and for information about how you can vote or change your vote. If you have not already voted your shares, we urge that you please do so now.

Thank you for your ongoing support of Thoratec.

Very truly yours,

NEIL F. DIMICK
Director and Chairman of the Board

THORATEC CORPORATION

SUPPLEMENT TO PROXY STATEMENT
FOR 2014 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement supplement (this “Supplement”), dated May 12, 2014, supplements the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) by Thoratec Corporation, a California corporation (“Thoratec” or the “Company”), on April 9, 2014 and made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s Board of Directors for the 2014 Annual Meeting of Shareholders to be held on Wednesday, May 21, 2014 at 8:00 a.m., Pacific Daylight Time, or at any adjournments or postponements thereof (the “Annual Meeting”).

This Supplement is being filed with the SEC on May 12, 2014. Only shareholders of record as of the close of business on March 28, 2014 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

The purpose of this Supplement is to modify Proposal Two and Proposal Three and to make certain other updates to the Proxy Statement as indicated herein. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. The Proxy Statement contains important additional information.  This Supplement should be read in conjunction with the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2014.

This Supplement, the Proxy Statement, the Proxy Card and the Annual Report to Shareholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=95989&p=proxy.

The section of the Proxy Statement entitled “Proposal Two” is replaced in its entirety with the following. The only changes to Proposal Two included in the Proxy Statement are to modify the text of the proposal such that the proposed amendment to the Restated Articles of Incorporation will authorize Thoratec to indemnify “Covered Directors, Officers and Employees” (as defined below) and no other agents.

PROPOSAL TWO

TO APPROVE AN AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION CONCERNING LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Introduction

There has been a significant and increasing amount of litigation in the United States against corporate directors and officers. The expense of such litigation, whether it is well-founded or not, can be considerable. Even in proceedings in which a director or officer is not named as a defendant, such individual may incur substantial expenses or attorneys’ fees if he or she is called as a witness or becomes involved in the proceeding in any other way. As a result, an individual may conclude that potential exposure to the costs and risks of proceedings in which he or she may become involved may exceed any benefit from serving as a director or officer of a corporation. This is particularly true for directors who are not also employees. To address these concerns, many companies have entered into indemnification agreements pursuant to which the corporation will indemnify its officers and directors for expenses and liabilities incurred in connection with any action or proceeding relating to such individual’s service as an agent of the corporation. While the Company has obtained, and believes that most public companies also have obtained, insurance policies protecting the corporation and its directors and officers from personal losses resulting from these proceedings, there is no assurance that such policies will continue to be available with the breadth of coverage as the Company deems advisable and at reasonable expense. In light of these challenges and uncertainties, the Company’s Board of Directors believes that the ability to continue to attract and retain experienced individuals to serve as directors and officers of the Company will be enhanced by providing such individuals with protection from the risk of litigation and personal liability beyond that currently provided by insurance policies or otherwise required under California law.

As more fully detailed below, the California Corporations Code (the “California Code”) permits, but does not require, the elimination of personal liability of directors for monetary damages and allows corporations to provide for indemnification of officers, directors, employees and other corporate agents to a greater extent than otherwise expressly required under the California Code. A corporation’s articles of incorporation may include specific enabling language providing for the elimination of director liability, subject to certain limitations, and additional indemnification of officers, directors, employees and other agents. Therefore, in accordance with the applicable provisions of the California Code, the Company’s Board of Directors has approved an amendment to the Company’s Restated Articles of Incorporation (the “Company Articles Amendment”) set forth below under the heading “The Proposed Amendments” that includes the requisite enabling language that would eliminate personal liability of directors to the extent permitted under California law and would expressly provide for the indemnification of directors, officers and employees, including any such persons who, while serving as a director, officer or employee of the Company, serve or served as directors, officers or employees of another corporation, partnership, joint venture, trust or other enterprise at the request of the Company or any of the Company’s predecessors (collectively, “Covered Directors, Officers and Employees”), to the extent permitted under California law. See also “Proposal Three—Approval of and Authorization to Enter into Indemnification Agreements.”

In view of the frequency and magnitude of claims asserted against directors and officers of public companies, and the risks of personal liability and expense to the Company’s directors and officers, the Company believes that the proposed Company Articles Amendment will provide greater certainty as to its indemnification authority, allow more flexibility in structuring indemnification arrangements and ultimately help it attract and retain the highest-quality directors, officers and employees.

The Proposed Amendments

This is a proposal to amend the Company’s Restated Articles of Incorporation to provide for a new Article FIFTH to read as follows:

“FIFTH:

Section 1.    Limitation of Directors’ Liability.    The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Section 2.    Indemnification of Directors, Officers and Employees.    The corporation is authorized to indemnify its directors, officers and employees, including any such persons who, while serving as a director, officer or employee of the corporation, serve or served as directors, officers or employees of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation or any of the corporation’s predecessors (collectively, “covered directors, officers and employees”), to the fullest extent permissible under California law.

Section 3.    Repeal or Modification.    Any repeal or modification of the foregoing provisions of this Article FIFTH by the shareholders of this Restated Articles of Incorporation shall not adversely affect any right or protection of a covered director, officer or employee of this corporation existing at the time of such repeal or modification.”

Section 309 of the California Code permits a corporation to eliminate or limit the liability of a director for monetary damages to the extent set forth in Section 204(a)(10) of the California Code. Section 204(a)(10) provides that a corporation’s articles of incorporation may limit or eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, but may not limit or eliminate liability for:

•      acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

•      acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director;

•      any transaction from which a director derived an improper personal benefit;

•      acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders;

•      acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders;

•      interested director transactions that are void or voidable pursuant to Section 310 of the California Code; or

•      improper distributions, loans or guaranties made by a corporation pursuant to Section 316 of the California Code.

In accordance with Section 309 of the California Code, Article FIFTH—Section 1 of the Company Articles Amendment would, to the extent permissible under California law, eliminate the liability of a director of the Company to the Company or its shareholders for monetary damages in an action brought by or in the right of the Company for breach of a director’s duties to the Company and its shareholders, provided that such liability does not arise from the types of proscribed conduct or activity set forth in Section 204(a)(10) listed above. If approved by shareholders, directors would still be required to exercise appropriate diligence, act in good faith and otherwise comply with the standards of the California Code in carrying out the director’s duties.

Section 317(d) of the California Code provides that, to the extent an agent of a corporation has been successful on the merits in defense of any proceeding to which he or she is a party by reason of the fact that he or she is or was an agent of the corporation, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection with the proceeding. In addition, Section 317 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the individual was unlawful. Section 317 further permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

As noted above, Section 317(d) of the California Code provides that indemnification against expenses actually and reasonably incurred in connection with any such proceeding is mandatory and shall be made to any such person who has been successful on the merits in the defense of any such proceeding, but does not require indemnification in any other circumstance. However, Section 204(a)(11) of the California Code permits a corporation to include a provision in its articles of incorporation enabling a corporation to indemnify its directors, officers, employees and other agents in a broader range of circumstances than the mandatory indemnification described above. Proposed Article FIFTH—Section 2 would enable the Company to so indemnify its Covered Directors, Officers and Employees but would not enable the Company to indemnify the Company’s other agents. A corporation that has the requisite enabling language in its articles of incorporation may include in its bylaws, and in agreements between the corporation and its directors, officers, employees or other corporate agents, as applicable, provisions expanding the scope of indemnification beyond the mandatory indemnification required under California law. See also “Proposal Three—Approval of Indemnification Agreements.” However, a director, officer or employee would be indemnified only if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation (or, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct of the person was unlawful).

Proposed Article FIFTH—Section 3 ensures that Covered Directors, Officers and Employees can continue to rely on the protections afforded under Sections 1 and 2 of Article FIFTH even if later repealed or modified.

Reasons for the Company Articles Amendment

This past year, the Company reviewed its policies and governing documents to ensure that it provides adequate and market protections for its directors and officers. As a result of this review, the Company believes that the Company Articles Amendment provides the appropriate liability protection and indemnification for its officers and directors consistent with the Board’s historical approach in such situations as well as the common practices of comparable companies. If adopted, the Company Articles Amendment will enable the Company to benefit from California Code provisions that apply to all corporations incorporated under the laws of the State of California. One of the principal purposes of these California Code provisions is to permit California corporations to indemnify directors, officers, employees and other agents under a broader range of circumstances than would otherwise be required, including circumstances in which indemnification would otherwise be discretionary. The Board has determined that it is in the best interests of the Company and its shareholders to amend the Company’s Restated Articles of Incorporation to enable the Company to benefit from the additional protections afforded by the California Code for directors, officers and employees, and that the Company Articles Amendment and the Indemnification Agreements described in “Proposal Three—Approval of Indemnification Agreements” are reasonable and represent a balance that will help the Company attract and retain highly qualified directors, officers and employees.

Although the Company and certain of its officers and directors have been named in a securities class action lawsuit filed in January 2014, the Company is seeking approval of the Company Articles Amendment (and the Indemnification Agreements) in accordance with prevailing best practices of public companies and not in response to any specific claims, whether current, pending or threatened, against any director or officer for breach of such person’s fiduciary duties. However, if for any reason director and officer liability insurance policies are not available or do not provide sufficient breadth of coverage, the provision permitting broader indemnification could require the Company to pay the costs of legal defense and judgments arising out of injuries to third parties caused by the acts of its officers or directors.

Required Vote; Recommendation of the Board

The affirmative vote of the holders of a majority of the Company’s outstanding shares entitled to vote at the Annual Meeting will be required to approve the Company Articles Amendment. Abstentions and broker non-votes will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR approval of the Company Articles Amendment. Should such approval not be obtained, then the Company Articles Amendment will not become effective and the Company’s Restated Articles of Incorporation will continue in their current form.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION CONCERNING LIMITATION OF DIRECTOR LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES.

Interest of Certain Persons

While the Company’s directors and officers are protected by insurance policies purchased by the Company insuring them against certain liabilities incurred in their capacities as directors and officers, because the members of the Board may benefit from the protections authorized by the proposed Company Articles Amendment, such directors have a potential interest in its approval. Other than the litigation described above, to the Company’s knowledge, there is no pending or threatened litigation involving present or former directors or officers where indemnification would be required or permitted under either the existing or proposed language in the Company’s Restated Articles of Incorporation.

The section of the Proxy Statement entitled “Proposal Three” is replaced in its entirety by the following. The only changes to Proposal Three included in the Proxy Statement are to modify the text of the proposal to reflect that (1) the indemnification agreement may only be used for Covered Directors, Officers and Employees, and not other agents, and (2) the indemnification agreement does not automatically incorporate future changes in the laws that could increase the protection to the indemnified party without further shareholder approval.

PROPOSAL THREE

TO APPROVE INDEMNIFICATION AGREEMENTS

Introduction

In addition to proposing the related amendment to the Company’s Restated Articles of Incorporation (see “Proposal Two—Amendment to the Restated Articles of Incorporation Concerning Limitation of Director Liability and Indemnification of Directors, Officers and Employees”), and in order to provide more complete protection to the Company’s directors, officers and employees, the Board has approved and included for shareholder authorization and approval indemnification agreements in substantially the form attached to this Proxy Statement as Appendix A (the “Indemnification Agreements”).

If the proposal to amend the Company’s Restated Articles of Incorporation is approved by the shareholders, it is anticipated that the Company will enter into Indemnification Agreements substantially in the form set forth in Appendix A to the Proxy Statement with its present and future directors and with such of its present and future officers and employees as may be designated from time to time by the Board. Execution of this type of indemnification agreement with directors and officers is a common practice for public companies. If the proposed amendment to the Company’s Restated Articles of Incorporation is not approved, the Company will not enter into the proposed Indemnification Agreements absent a change in California law. It should be noted that the Company has previously entered into and is party to existing indemnification agreements with its directors and officers reflecting the Board’s belief regarding the appropriate level of protection for the Company’s directors and officers. The form of the existing indemnification agreement, which has been previously filed and disclosed in the Company’s filings with the Securities and Exchange Commission, is substantially similar to the form set forth in Appendix A to the Proxy Statement, other than for customary and market updates.

Reasons for the Indemnification Agreements

The Company believes that the reasons set forth in support of the proposed amendment to the Company’s Restated Articles of Incorporation apply with equal force to approval of and authorization to enter into the proposed Indemnification Agreements (see “Proposal Two—Amendment to the Restated Articles of Incorporation Concerning Limitation of Director Liability and Indemnification of Directors, Officers and Employees”). Moreover, while an amendment to the Articles of Incorporation to provide for indemnification of our directors, officers and employees to the extent permitted by law is considered to be highly desirable, entry into the Indemnification Agreements will provide directors, officers and employees with a greater degree of certainty as to their rights in this regard and will help the Company retain and attract qualified individuals to serve in such capacities. While provisions in the Articles of Incorporation are subject to later amendment or repeal by the shareholders, the Indemnification Agreements provide for a binding contractual obligation that cannot be amended or eliminated without the consent of the party entitled to indemnification. The Indemnification Agreements are intended to supplement the indemnity protection available under applicable law, the Articles of Incorporation and any policies of insurance that are or may hereafter be maintained by the Company.

The Proposed Indemnification Agreements

The proposed Indemnification Agreements attempt to provide to the Company’s current and future directors, and such current and future officers and employees of the Company as the Board may designate, the maximum indemnification allowed under California law, which is permitted so long as an individual acted in good faith and in a manner the individual reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the individual was unlawful. Specifically, the Indemnification Agreements set forth a number of procedural and substantive matters that are not addressed or are addressed in less detail in the California Code, including, but not limited to, the following:

1.     The Indemnification Agreements provide that litigation expenses shall be advanced to an indemnified party at the indemnified party’s request, provided that the indemnified party undertakes to repay the amount advanced if it is ultimately determined that the indemnified party is not entitled to indemnification for such expenses.

2.     Where an indemnified party was or is a party or is threatened to be made a party to any litigation or proceeding by reason of his or her service to the Company, the Indemnification Agreements expressly provide that an indemnified party will be entitled to indemnification against amounts paid in settlement if the indemnified party acted in good faith and in a manner the indemnified party reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to a criminal proceeding, had no reason to believe his or her conduct was unlawful.

3.     In the event the Company does not pay a requested indemnification amount, the Indemnification Agreements allow the indemnified party to contest this determination by bringing an action against the Company to recover the unpaid amount.

4.     The Indemnification Agreements expressly provide for partial indemnification of costs and expenses in the event that an indemnified party is not entitled to full indemnification under the terms of the Indemnification Agreements.

THE FOREGOING DISCUSSION OF THE INDEMNIFICATION AGREEMENTS IS ONLY SUMMARY IN NATURE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF INDEMNIFICATION AGREEMENT ATTACHED TO THE PROXY STATEMENT, AS MODIFIED BY THIS SUPPLEMENT, WHICH YOU ARE URGED TO READ AND CONSIDER CAREFULLY.

Insofar as the Indemnification Agreements would authorize or provide indemnification for liabilities of directors or officers arising under the Securities Act of 1933, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification for such liabilities is against public policy as expressed in said Act and is therefore unenforceable.

Required Vote; Recommendation of the Board

Section 310 of the California Code provides that no contract between a corporation and one or more of its directors is either void or voidable because such director or directors are parties to such contract if either: (1)(a) the material facts as to the transaction and as to such directors’ interests are disclosed or known to the shareholders and (b) such contract is approved by the affirmative vote of a majority of the shares entitled to vote and voting at the meeting, with the shares owned by the interested directors not entitled to vote thereon, or (2)(a) the material facts as to the transaction and as to such directors’ interests are fully disclosed or known to the board, (b) the contract has been approved by a majority of the disinterested directors and (c) the contract is just and reasonable as to the corporation at the time it is authorized, approved or ratified. If the contract has not been so approved as set forth in (1) or (2) of the preceding sentence, the contract is not void or voidable if the person asserting the validity of the contract sustains the burden of proving that the contract was just and reasonable to the corporation at the time it was authorized, approved or ratified.

Although the Company believes that the form of Indemnification Agreement is just and reasonable to the Company, and that shareholder approval is not therefore required to validate the Indemnification Agreements, the Company believes that it is appropriate to submit the Indemnification Agreements to the shareholders for their consideration as a matter of good corporate practice. Provided that the proposal to amend the Company’s Restated Articles of Incorporation is approved by the shareholders, the Company may determine to enter into the proposed Indemnification Agreements even if shareholder approval of the Indemnification Agreements is not obtained. If the Indemnification Agreements are approved by the shareholders set forth in the preceding paragraph, the Indemnification Agreements will not be void or voidable and the Company’s shareholders may not later assert a claim that the Indemnification Agreements are invalid due to improper authorization; however, the shareholders still may challenge the validity of the Indemnification Agreements on other grounds.

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to approve this Proposal Three, with any shares owned by any interested directors not entitled to vote thereon. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval and authorization of the form of Indemnification Agreement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL AND
AUTHORIZATION OF THE INDEMNIFICATION AGREEMENTS.

Interest of Certain Persons

While the Company’s directors and officers are protected by insurance policies purchased by the Company insuring them against certain liabilities incurred in their capacities as directors and officers, because the members of the Board may benefit from the protections provided by the proposed Indemnification Agreements as parties to such agreements, such directors have a potential interest in their approval. Other than the litigation described above in “Proposal Two—Amendment to the Restated Articles of Incorporation Concerning Limitation of Director Liability and Indemnification of Directors, Officers and Employees,” to the Company’s knowledge, there is no pending or threatened litigation involving present or former directors or officers where indemnification would be sought under the Indemnification Agreements.

The form of Indemnification Agreement attached as Appendix A to the Proxy Statement is modified as follows:

•      All references to “or other agent” and “or agent” in the Definition of “Agent” in Section 1(a) of the form of Indemnification Agreement are hereby deleted so that the definition of “Agent” now reads:

“ “Agent” of the Company means any person who is or was a director, officer or employee of the Company or a Subsidiary (as defined below); or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary as a director, officer or employee of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer or employee of a foreign or domestic corporation which was a predecessor corporation of the Company or a Subsidiary or was a director, officer or employee of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.”

•      The words “or hereafter” in Section 10 of the form of Indemnification Agreement are hereby deleted so that Section 10 now reads:

“10.    Interpretation of Agreement.    It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now permitted by law.”

The section of the Proxy Statement entitled “Indemnification Agreements” is modified to reflect the updated title of Proposal Two, as reflected above, and to clarify that, if approved, our Restated Articles of Incorporation will provide for the indemnification by us of Covered Directors, Officers and Employees, but not for the indemnification of any of our other agents.

Voting or Changing Your Vote

If you have already submitted your vote and you do not now wish to change your vote, no further action is required. Your vote with respect to the original Proposal Two and Proposal Three will be considered to be your vote with respect to the modified Proposal Two and Proposal Three described in this Supplement. For instance, if you previously voted “FOR” Proposal Two and “FOR” Proposal Three, your vote will be counted as “FOR” the modified Proposal Two and “FOR” the modified Proposal Three unless you change your vote as described below. If you submitted a proxy, but did not specify a vote with respect to Proposal Two or Proposal Three, such proxy will be voted “FOR” Proposal Two or “FOR” Proposal Three, as applicable.

If you are shareholder of record and have not voted, or wish to change your vote, you may to do as follows:

•      To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive. Your vote in person at the Annual Meeting will be counted instead of any vote you cast by proxy prior to the Annual Meeting. Presence at the Annual Meeting will not in and of itself be sufficient revoke your prior vote or proxy.

•      To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Shareholder Meeting Notice you previously received or on the proxy card that you request and receive by mail or e-mail. Your most recent vote will be counted.

•      To vote by telephone, call the toll free number that you can find on the website referred to on the Shareholder Meeting Notice you previously received.  Your most recent vote will be counted.

•      To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail, and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct. The duly executed proxy that bears the latest date will be counted.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted, or follow such instructions to submit your vote by the Internet or telephone, if the instructions provide for Internet and telephone voting. If you previously voted and wish to change your vote, follow the instructions provided by your broker, bank or other agent to change your vote. If you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares. Contact your broker or other record holder of the shares for assistance if this applies to you.

If you have questions about how to vote or change your vote, our proxy solicitor, MacKenzie Partners, Inc., can assist you. The contact information for MacKenzie Partners, Inc. is as follows:

105 Madison Avenue New York, New York 10016

Shareholders may call toll-free at (800) 322-2885 or call collect at (212) 929-5500 with any questions.

For the Board of Directors

DAVID A. LEHMAN
Senior Vice President, General Counsel and Secretary

Pleasanton, California
May 12, 2014